UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2025

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56272	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Refinancing

As previously disclosed, Procaccianti Hotel REIT, Inc. (the “Company”), through Procaccianti Hotel REIT, L.P., the operating partnership of the Company, completed the acquisition of the membership interests in Gano Holdings, LLC (“Gano”) for a purchase price of $28.5 million (the “Purchase Price”), which included the assumption of the existing debt balance on the Property (as defined herein), which the lender increased by $2,000,000, for a total principal amount of $16.9 million (as assumed and increased, the “Loan”). Gano owns 100% of the fee simple interest in a 137-room select-service Hilton Garden Inn property located in Providence, Rhode Island (the “Property”).

On July 10, 2025, the Company, through Gano, as borrower (the “Borrower”), and Rockland Trust Company, as the lender (the “Lender”), entered into a Loan Agreement (the “Refinancing Loan”). In connection with the Refinancing Loan, the Borrower borrowed $19,200,000 and issued a secured promissory note (the “Refinancing Note”) to the Lender in the same amount. The loan proceeds were primarily used refinance the existing debt on the Property and to pay for closing costs and such other costs reasonably approved by the Lender prior to closing.

The Refinancing Loan bears interest rate at a fixed per annum rate equal to so-called "Classic Advance Rate" for the applicable interest period, which is the rate listed by the Federal Home Loan Bank of Boston (the “FHLBB”) as the so-called "Classic Advance Rate" for a five-year period (the “FHLBB Fixed Rate”), plus 2.0%. Interest only on so much as is advanced and outstanding shall be payable monthly in arrears commencing on the second Payment Date (as hereinafter defined) and continuing on each Payment Date with a final payment of interest at the time the Refinancing Loan is paid in full (each such date, a “Payment Date”) (such period, the “Interest Only Period”). After the Interest Only Period, principal shall be paid each month in the amount of the applicable Principal Payment, which is defined in the Loan Agreement to equal a monthly amount determined by the Lender based upon the outstanding principal amount of the Refinancing Loan on the end date of the Interest Only Period, an amortization period equal to 300 months, and the FHLBB Fixed Rate, through the date that is five (5) years from the date of the Refinancing Note (the “Maturity Date”).

The Borrower shall have the right, upon thirty (30) days’ prior written notice to the Lender, to prepay the outstanding principal balance of the Refinancing Note subject to the payment to the Lender of a prepayment penalty in an amount computed as follows: during year one of the Refinancing Loan – two percent (2%) of the amount prepaid; during year two of the Refinancing Loan – one percent (1%) of the amount prepaid; and thereafter there shall be no prepayment penalty.

The Refinancing Loan is secured by a first priority mortgage and security agreement on the Property and all business assets associated with the Property, an assignment of all leases, rents and revenues derived from the Property, and a first priority collateral assignment and security agreement in all licenses and permits of the Borrower related to the Property. The Refinancing Loan is also guaranteed by the Company (the “Refinancing Guaranty”).

The Refinancing Loan and the Refinancing Note contain customary financial and other covenants and events of default for loans of their type.

The foregoing summary of the Refinancing Loan, the Refinancing Note and the Refinancing Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, by and between Gano Holdings, LLC and Rockland Trust Company, dated July 10, 2025.
10.2	Secured Promissory Note from Gano Holdings, LLC to Rockland Trust Company, dated July 10, 2025.
10.3	Guaranty and Indemnity Agreement, by and between Procaccianti Hotel REIT, Inc. and Rockland Trust Company, dated July 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: July 14, 2025	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer